UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Siebert Financial Corp.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

SIEBERT FINANCIAL CORP.
120 Wall Street
New York, New York 10005
(212) 644-2400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 23, 2017

Dear Shareholders:

Notice is hereby given of the Annual Meeting of Shareholders of Siebert Financial Corp., a New York corporation, at the offices of Gusrae Kaplan Nusbaum PLLC, 120 Wall Street, New York, NY 10005, on Friday, June 23, 2017 at 10:00 a.m., local time. The meeting’s purpose is to:

1.             Elect five directors.

2.             Consider any other matters that are properly presented at the Annual Meeting and any adjournment thereof.

You may vote at the Annual Meeting if you were one of our shareholders of record at the close of business on Tuesday, May 9, 2017.

Along with the attached Proxy Statement, we are also enclosing a copy of our Annual Report to Shareholders, which includes our financial statements.

To assure your representation at the meeting, please vote by Internet or telephone or sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors. Shareholders who attend the meeting may revoke their proxy and vote their shares in person.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

Andrew H. Reich
Secretary

New York, New York
May 23, 2017

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

This Notice and Proxy Statement, our Proxy Card and our Annual Report also are available at www.proxyvote.com by entering the control number found on the enclosed Proxy Card

SIEBERT FINANCIAL CORP.
120 Wall Street
New York, New York 10005
(212) 644-2400

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON JUNE 23, 2017

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Annual Meeting:	June 23, 2017 10:00 a.m., local time	Gusrae Kaplan Nusbaum PLLC 120 Wall Street New York, NY 10005

Record Date:	Close of business on Tuesday, May 9, 2017. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. On the record date, we had 22,085,126 shares of our common stock outstanding and entitled to vote. Of those shares, 19,987,283 shares were beneficially owned or controlled by Kennedy Cabot Acquisition, LLC, a Nevada limited liability company, which is controlled by Gloria E. Gebbia, one of our directors. This proxy statement and form of proxy are expected to be sent to shareholders beginning on or about May 23, 2017.

Quorum:	The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Agenda:	1. Elect five directors. 2. Any other proper business. However, we currently are not aware of any other matters that will come before the meeting.

Vote Required:	In the case of Proposal 1, the five nominees for director who receive the most votes will be elected. If you withhold authority to vote for any nominee on your proxy card, your vote will not count either for or against the nominee.

Broker Non-votes:

“Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority (or “FINRA”), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on non-routine matters.

Broker non-votes count for quorum purposes, but we do not count broker non-votes as votes for or against any non-routine proposal. Under the New York Stock Exchange rules, the proposal relating to the election of directors is deemed to be a non-routine matter with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

Proxies:

Please vote; your vote is important. Prompt return of your proxy will help avoid the costs of re-solicitation. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “FOR” each of the Board of Directors’ nominees for director.

If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the shareholders for action at the meeting, your proxy will vote in accordance with his or her best judgment.

Proxies Solicited By:	The Board of Directors.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. Proxies may be revoked if you:

1. deliver a signed, written revocation letter, dated later than the proxy, to Andrew H. Reich, Secretary, Siebert Financial Corp., 120 Wall Street, New York, New York 10005;

2. deliver a signed proxy, dated later than the first proxy, to Mr. Reich at the address above; or

3. attend the Annual Meeting and vote in person or by proxy. Attending the meeting without doing more will not revoke your proxy.

Cost of Solicitation:	We will pay all costs of soliciting these proxies, estimated at approximately $6,000 in the aggregate. Although we are mailing these proxy materials, our directors, officers and employees may also solicit proxies by telephone, facsimile, mail or personal contact. These persons will receive no compensation for their services, but we may reimburse them for reasonable out-of-pocket expenses. We will also furnish copies of solicitation materials to fiduciaries, custodians, nominees and brokerage houses for forwarding to beneficial owners of our shares of common stock held in their names, and we will reimburse them for reasonable out-of-pocket expenses. Broadridge Financial Solutions, Inc. is assisting us in the solicitation of proxies for the meeting for no additional fee.

Change in Control:

In December 2016, pursuant to the terms of an acquisition agreement, dated September 1, 2016 (the “Acquisition Agreement”), by and among the Company, Kennedy Cabot Acquisition, LLC (“KCA”), a Nevada limited liability company and the Estate of Muriel F. Siebert (the “Majority Shareholder”), KCA acquired 677,283 shares of our common stock in a cash tender offer (the “Tender Offer Shares”) and 19,310,000 shares of our common stock owned by the Majority Shareholder (the “Majority Shares”). As a result of the acquisition of the Tender Offer Shares and Majority Shares, effective December 16, 2016, KCA became the owner of 19,987,283 shares of our common stock representing approximately 90% of the our outstanding common stock.

The purchase price paid by KCA in the tender offer to the minority shareholders for the Tender Offer Shares was approximately $812,740. The purchase paid by KCA to the Majority Shareholder for the Majority Shares was approximately $6,994,342 (the “Majority Share Purchase Price”). Of the amount payable to the Majority Shareholder, $1 million was placed in escrow for one year and will be used to fund the Majority Shareholder’s indemnification obligations to KCA. For additional information about the change in control, please refer to the description of the change of control in the Company’s Annual Report on Form 10-K filed with the SEC on April 6, 2017, a copy of which is being sent to shareholders with this Proxy Statement.

Your Comments:	Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Generally:

Our Board of Directors nominated the five directors identified for election at the 2017 annual meeting. All of the nominees for election as director are currently serving as our directors. All of the nominees have consented to be named and have indicated their intent to serve if elected. If elected, each director will hold office until the next annual meeting or until the director’s successor has been duly elected. All our directors, other than Gloria Gebbia and Andrew H. Reich, are “independent directors” within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market.

Nominees:	Gloria E. Gebbia Age 74

Gloria E. Gebbia has served as a member of our Board of Directors since December 16, 2016. Ms. Gebbia is the manager, and owner of the majority issued and outstanding voting member interests, of Kennedy Cabot Acquisition, LLC, the Company’s majority shareholder.

Specific experience, qualifications, attributes or skills:

Ms. Gebbia is an owner of StockCross Financial Services, Inc., a global financial services company (“StockCross”). Additionally, Ms. Gebbia also serves as the President of Associates for Breast and Prostate Cancer Research, a non-profit organization that raises funds for the John Wayne Cancer Institute, which has under Ms. Gebbia’s leadership raised over $15 million for breast and prostate cancer research.

Charles Zabatta Age 74 Director

Charles Zabatta has served as a member of our Board of Directors since December 16, 2016. For the past five years Mr. Zabatta has served as the head of Corporate Development at StockCross.

Specific experience, qualifications, attributes or skills:

Mr. Zabatta has and continues to have a distinguished and successful career, predominately in the financial service industry, including holding various positions with the New York Stock Exchange, Paine Webber, Securities Settlement Corp., Josephthal Lyon & Ross, Kennedy Cabot & Co. and TD Waterhouse. Mr. Zabatta’s creative business skills have been instrumental in several acquisitions of small to midsize companies, in various industries. Mr. Zabatta currently advises on capital raising, general business structure and management. Previously, Mr. Zabatta has served as a member of the board of Knight Capital and Kennedy Cabot & Co. Currently, Mr. Zabatta serves on the board of Paraco Gas Corporation, a large privately held independent energy company in the northeast. Mr. Zabatta holds a BA in industrial psychology from Iona College.

Francis V. Cuttita Age 48 Director

Francis V. Cuttita has served as a member of our Board of Directors since December 16, 2016. Mr. Cuttita is a Senior Partner of Cuttita, LLP, a New York based law firm.

Specific experience, qualifications, attributes or skills:

Mr. Cuttita has over 23 years of practicing law, and in the areas of real estate and business transactions, media, sports and entertainment. Mr. Cuttita’s list of clients include Fortune 100 corporations, CEOs, hedge fund managers, legendary professional athletes, entertainment icons and Grammy award winning musicians. Mr. Cuttita also serves as an advisor to several national financial, insurance and sports businesses and is an active supporter and member of various nonprofit organizations. Mr. Cuttita graduated from Swarthmore College and received his law degree from Fordham University School of Law.

Andrew H. Reich Age 61 Director

Andrew H. Reich has served on our Board of Directors since December 16, 2016. Since 2002, Mr. Reich has held various executive positions in StockCross and from 2015 until December 16, 2016, he served as StockCross’ Chairman.

Specific experience, qualifications, attributes or skills:

Mr. Reich is the owner of Aarianna Realty Inc., a real estate company, has previously served as the CFO of Gebbia Holding Co., a holding company for Ms. Gebbia’s family since 2013 and as CFO of Park Wilshire Insurance Company, a privately held insurance company since 2010. Mr. Reich has more than 20 years of experience in the financial industry, including more than fourteen years in various senior management roles at StockCross. Mr. Reich holds an MBA from the University of Southern California and a BBA from the Bernard Baruch College.

Jerry M. Schneider Age 72 Director

Jerry M. Schneider has served as a member of our Board of Directors and Chairman of the Audit Committee since December 29, 2016. Since January 2011, Mr. Schneider has been a Partner Emeritus and Senior Consultant at Marks Paneth LLP.

Specific experience, qualifications, attributes or skills:

Mr. Schneider is a certified public accountant and has over 40 years of relevant accounting experience. Mr. Schneider is licensed to practice public accounting in New York and Florida and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Florida Society of Certified Public Accountants. Mr. Schneider was the Managing Partner of Schneider & Associates LLP, a CPA firm with approximately 20 professional staff and was the driving force in that firm’s growth and development until it merged with Marks Paneth LLP in 2008. Mr. Schneider’s practice was concentrated in the areas of business planning, high net worth individuals, manufacturing, retailing, securities broker-dealers, the hospitality industry and private educational institutions.

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL NO. 1 TO BE IN THE BEST INTEREST OF SIEBERT FINANCIAL CORP. AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

 CORPORATE GOVERNANCE

Board Meetings:

Effective December 16, 2016, Patricia L. Francy, Nancy Peterson Hearn, Jane H. Macon and Robert P. Mazzarella (the “Prior Board of Directors”) resigned as directors and Gloria E. Gebbia, Charles Zabatta, Francis V. Cuttita and Andrew H. Reich were appointed as directors. Effective December 29, 2016, Jerry Schneider, CPA, was appointed as a director and chairman of the Audit Committee of the Company. The names of our directors and their ages, positions, and biographies are set forth below.

The Prior Board of Directors held 16 regular meetings during 2016 and the Company’s current Board of Directors held two special meetings during 2016. Each incumbent director attended at least 75% of his or her Board of Directors meetings and all of his or her committee meetings.

Controlled Company:	We are a “Controlled Company” as defined in Rule 5615(c)(1) of The Nasdaq Stock Market because Kennedy Cabot Acquisition, LLC, a Nevada limited liability company, holds more than 50% of our voting power for the election of directors. As a “Controlled Company” we are not required to have a majority of our Board of Directors comprised of independent directors, a compensation committee comprised solely of independent directors or a nominating committee comprised solely of independent directors.

Audit Committee of the Board of Directors:

The Audit Committee of our Board of Directors currently consists of Mr. Schneider, Chairman, Mr. Zabatta and Mr. Cuttita. The Board of Directors has determined that Mr. Schneider, Mr. Zabatta and Mr. Cuttita is each an “independent director” within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market and within the meaning of the applicable rules and regulations of the Securities and Exchange Commission. The prior Audit Committee held 6 meetings during 2016. The current Audit Committee held no meetings during 2016. The Board of Directors has determined that Mr. Schneider qualifies as an “audit committee financial expert” under the applicable rules of the Securities and Exchange Commission.

The Audit Committee was established to (i) assist the Board of Directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements and our auditor’s qualifications and independence, (ii) prepare the report of the Audit Committee contained herein, (iii) retain, consider the continued retention and terminate our independent auditors, (iv) approve audit and non-audit services performed by our independent auditors and (v) perform any other functions from time to time delegated by the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the website of Muriel Siebert & Co., Inc. at
https://www.siebertnet.com/html/StartAboutAuditCommittee.aspx.

Compensation Committee of the Board of Directors:

The Compensation Committee of our Board of Directors currently consists of Mr. Zabatta and Mr. Cuttita. The Compensation Committee reviews and determines all forms of compensation provided to our executive officers and directors. The Compensation Committee will administer a stock option and other employee benefit plans if and when adopted. The Compensation Committee does not function pursuant to a formal written charter and as a “Controlled Company” we are not required to comply with The NASDAQ Stock Market’s independence requirements. The Compensation Committee held no meetings during 2016.

The Compensation Committee will evaluate the performance of our executive officers in terms of our operating results and financial performance and will determine their compensation in connection therewith.

In accordance with general practice in the securities industry, our executive compensation includes base salaries, an annual discretionary cash bonus, and stock options and other equity incentives that are intended to align the financial interests of our executives with the returns to our shareholders. The Compensation Committee will determine compensation of our executive officers. The Compensation Committee and our sole executive officer were appointed to such positions effective December 16, 2016, and, accordingly, such reviews shall commence during the 2017 fiscal year.

As part of its oversight of the Company’s executive compensation, the Compensation Committee will consider the impact of the Company’s executive compensation, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee will review the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.
Nominating Committee of the Board of Directors:

The Nominating Committee of the Board of Directors currently consists of Mr. Zabatta and Mr. Cuttita. The Nominating Committee does not function pursuant to a formal written charter and as a “Controlled Company” we are not required to comply with The NASDAQ Stock Market’s independence requirements. The Nominating Committee did not meet in 2016.

The purpose of the Nominating Committee is to identify individuals qualified to become members of our Board of Directors and to recommend to the Board of Directors or the shareholders that such individuals be selected for directorship. In identifying and evaluating nominees for director, the Nominating Committee considers each candidate’s experience, integrity, background and skills as well as other qualities that the candidate may possess and factors that the candidate may be able to bring to the Board of Directors. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Board of Directors believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Directors to best fulfill its responsibilities to the long-term interests of our shareholders.

The Nominating Committee will consider shareholder nominees for election to our Board of Directors. In evaluating such nominees, the Nominating Committee will use the same selection criteria the Nominating Committee uses to evaluate other potential nominees.

Indemnification of Officers and Directors:

We indemnify our executive officers and directors to the extent permitted by applicable law against liabilities incurred as a result of their service to us and against liabilities incurred as a result of their service as directors of other corporations when serving at our request. We have a director’s and officer’s liability insurance policy, underwritten by Illinois National Insurance Company, a member of the American International Group, Inc., in the annual aggregate amount of $5 million dollars. As to reimbursements by the insurer of our indemnification expenses, the policy has a $250,000 deductible; there is no deductible for covered liabilities of individual directors and officers.

Pursuant to the terms of the Acquisition Agreement, we obtained a director’s and officer’s liability policy for the Prior Board of Directors in the aggregate amount of $15 million.

Annual Shareholders Meeting Attendance Policy:	It is the policy of our Board of Directors that all of our directors are strongly encouraged to attend each annual shareholders meeting. All of our directors, other than Mr. Schneider, attended the 2016 annual meeting of shareholders.

Code of Ethics:	We have adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer, treasurer, controller, principal accounting officer, and any of our other employees performing similar functions. A copy of the Code of Ethics for Senior Financial Officers is available on our website
https://www.siebertnet.com/html/StartAboutGovernance.aspx.

Board Leadership Structure and Board of Directors:

Our Board of Directors does not have a chairman nor a lead independent director. The Company believes this structure allows all of the directors to participate in the full range of the Board’s responsibilities with respect to its oversight of the Company’s management. The Board of Directors has determined that this leadership structure is appropriate given the size of the Company, the number of directors overseeing the Company and the Board of Directors’ oversight responsibilities.

The Board of Directors intends to hold at least four regular meetings each year to consider and address matters involving the Company. The Board of Directors also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The independent directors also regularly meet in executive sessions outside the presence of management. The Board of Directors has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed above, the Board has established an Audit Committee, a Compensation Committee and a Nominating Committee to assist the Board in performing its oversight responsibilities.

The Board of Directors’ Role in Risk Oversight:

Consistent with its responsibility for oversight of the Company, the Board of Directors, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Company are risks related to securities market volatility and the securities industry, lower price levels in the securities markets, intense competition in the brokerage industry, extensive government regulation, net capital requirements, customers’ failure to pay, investment banking activities, an increase in volume on our systems or other events which could cause them to malfunction, reliance on information processing and communications systems, continuing changes in technology, dependence on the ability to attract and retain key personnel, the ability of our principal shareholder to control many key decisions and there may be no public market for our common stock.

The Board of Directors’ role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The full Board of Directors (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board of Directors periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board of Directors, management has implemented a variety of processes, procedures and controls to address these risks.

The Board of Directors requires management to report to the full Board of Directors on a variety of matters at regular meetings of the Board of Directors and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board of Directors’ risk oversight function and enable the Board of Directors to review and assess any material risks facing the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists share ownership of our common stock as of May 9, 2017. The information includes beneficial ownership by each of our directors, the persons named in the Summary Compensation Table, all directors and executive officers as a group and beneficial owners known by our management to hold at least 5% of our common stock. To our knowledge, each person named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such person. Except for Kennedy Cabot Acquisition, LLC and Gloria E. Gebbia, no persons or groups filed statements with the Securities and Exchange Commission during 2016 disclosing that they held more than 5% of our common stock.

Name and Address of Beneficial Owner(1)	Shares of Common Stock		Percent of Class
Gloria E. Gebbia	20,142,220	(2)	91.2%
Andrew H. Reich	0		*
Francis V. Cuttita	0		*
Charles Zabatta	0		*
Jerry M. Schneider	0		*
Kennedy Cabot Acquisition, LLC(3)	19,987,283		90.5%

Directors and current executive officers as a group (5 persons)	20,142,220	(2)	91.2%

*	Less than 1%
(1)	Unless otherwise indicated, the business address each individual is c/o Siebert Financial Corp., 120 Wall Street, New York, NY 10005.
(2)	Includes 19,987,283 shares of our common stock owned by Kennedy Cabot Acquisition, LLC, 136,537 shares of our common stock owned by StockCross Financial Services, Inc., 18,400 shares of our common stock owned by the Gebbia Family Trust.
(3)	The address for Kennedy Cabot Acquisition is 24005 Ventura Blvd, Suite 200, Calabasas, CA 91302.

EXECUTIVE OFFICERS

Set forth below is certain information concerning the executive officer of the Company.

Name	Age	Position

Andrew H. Reich	61

Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary*

Mr. Reich has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Chief Executive Officer of MSCO since December 16, 2016. Prior thereto, Andrew H. Reich served in a variety of executive positions with StockCross Financial Services, Inc., a global financial services company (“StockCross”) since 2002 and from 2015 until his resignation effective as of the Closing Date, he served as the Chairman of StockCross. Additionally, Mr. Reich is the owner of Aarianna Realty Inc., a real estate company, has previously served as the CFO of Gebbia Holding Co., a holding company for Gloria E. Gebbia’s family since 2013 and as CFO of Park Wilshire Insurance Company, a privately held insurance company since 2010. Mr. Reich has more than 20 years of experience in the financial industry, including more than fourteen years as senior management of StockCross. Mr. Reich holds a MBA from the University of Southern California and a BBA from the Bernard Baruch College.

*Joseph M. Ramos, Jr., resigned from all offices held with the Company effective December 16, 2016.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows, during the years ended December 31, 2016 and 2015, the annual compensation paid to or earned by (1) our Acting Chief Executive Officer and (2) Executive Vice President, Chief Operating Officer and Chief Financial Officer (collectively, the “Named Executive Officers”).

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Suzanne Shank(2)	2015	41,669	—	—	—	—	—	—	41,669
Acting Chief Executive Officer	2014	250,000							250,000

Joseph M. Ramos, Jr.(3)	2015	385,000	100,000	—	—	—	—	—	485,000
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2014	385,000	100,000	—	—	—	—	—	485,000

(1)	Represents the dollar amount recognized for financial statement reporting in accordance with ASC Topic 718.
(2)	Ms. Shank was named Acting Chief Executive Officer effective September 16, 2013 at a salary of $250,000 annually. Ms. Shank has resigned from her position as Acting Chief Executive Officer of Siebert Financial Corporation effective as of February 27, 2015.
(3)	Mr. Ramos was named to the additional position of Chief Operating Officer effective June 17, 2013.

The following table shows, during the years ended December 31, 2016 and 2015, the annual compensation paid to or earned by (1) our Acting Chief Executive Officer and (2) Executive Vice President, Chief Operating in Chief Financial Officer (collectively, the “Named Executive Officers”).

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Suzanne Shank (2)	2016	—	—	—	—	—	—	—	—
Acting
Chief Executive Officer	2015	41,669	—	—	—	—	—	—	41,669

Joseph
M. Ramos, Jr.(3)	2016	378,000	100,000	—	—	—	—	—
Executive
Vice President,
Chief Operating Officer and Chief Financial Officer	2015	385,000	100,000	—	—	—	—	—	485,000

Andrew H. Reich(4)	2016
Executive Vice President,
Chief Operating Officer and Chief Financial Officer	2015	—	—	—	—	—	—	—	—
(1)	Represents the dollar amount recognized for financial statement reporting in accordance with ASC Topic 718.
(2)	Ms. Shank was named Acting Chief Executive Officer effective September 16, 2013 at a salary of $250,000 annually. Ms. Shank resigned from her position as Acting Chief Executive Officer of Siebert Financial Corporation effective as of February 27, 2015.
(3)	Mr. Ramos was named to the additional position of Chief Operating Officer effective June 17, 2013. Mr. Ramos resigned as Executive Vice President, Chief Operating Officer and Chief Financial Officer effective December 16, 2016.
(4)	Mr. Reich was named to the positions of Executive Vice President, Chief Operating Officer and Chief Financial Officer effective December 16, 2016.

 Grants of Plan-Based Awards

Our Compensation Committee did not approve grants of options to purchase our common stock or other equity awards under our 2007 Long-Term Incentive Plan to any of our Named Executive Officers in 2016. This plan has been terminated.

Outstanding Equity Awards at December 31, 2016

As of December 31, 2016, the Company had no outstanding equity awards.

Termination of Employment and Change-in-Control Arrangements

Employment Agreements.

We are not a party to an employment agreement with any Named Executive Officer. All of our Named Executive Officers are employees at will.

Option Agreements.

As of December 31, 2016, we had no option agreements with our Named Executive Officers.

Compensation of Directors

In December 2016, the annual fee payable to all directors for service on our Board of Directors was set at $25,000. The Chairman of the Audit Committee will also be reimbursed expenses estimated at $15,000 annually. Director’s fees and expenses are paid on a quarterly basis.

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company’s directors during the fiscal year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Patricia L. Francy(1)	60,000	—	—	—	—	100,000	160,000
Nancy Peterson Hearn(1)	60,000	—	—	—	—	100,000	160,000
Jane H. Macon(1)	60,000	—	—	—	—	100,000	160,000
Robert P. Mazzarella(1)	60,000	—	—	—	—	100,000	160,000
Gloria E. Gebbia	—	—	—	—	—	—	—
Andrew H. Reich	—	—	—	—	—	—	—
Francis V. Cuttita	—	—	—	—	—	—	—
Charles Zabatta	—	—	—	—	—	—	—
Jerry M. Schneider	—	—	—	—	—	—	—

(1)	Ms. Francy, the former Chairwoman of the Audit Committee, Ms. Hearn, the former Chairwoman of the Nominating Committee, Ms. Macon, the former Chairwomen of the Board and Compensation Committee and Mr. Mazzarella, the former Audit Committee Financial Expert, each resigned from the Board effective December 16, 2016, upon the closing of the Acquisition Agreement with KCA. In addition to the $60,000 annual fee, as compensation for extraordinary services rendered to the Company in connection with the evaluation and negotiation of strategic alternatives for the Company, each member of the Company’s Board of Directors will receive a fee in the amount of $100,000 payable at the closing of the transactions contemplated by the Acquisition Agreement with Kennedy Cabot Acquisition.
(2)	Ms. Gebbia, Mr. Reich, Mr. Cuttita and Mr. Zabatta were appointed to the Board of Directors on December 16, 2016, upon the closing of the Acquisition Agreement with KCA. Mr. Schneider, the Chairman of the Audit Committee, was appointed to the Board of Directors on December 29, 2016.

Transactions with Related Persons:

As discussed above and in the Company’s Form 10-K provided with this Proxy Statement, On December 16, 2016, KCA acquired a total of 19,987,283 shares of our common stock, representing over 90% of our outstanding common stock, for a total purchase price of approximately $7.8 million. Gloria E. Gebbia is the manager and the holder of a majority of the outstanding voting member interests of KCA. She is also one of our Directors and a nominee for Director.

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 8, 2017, the Company and MSCO entered into a letter of intent with StockCross (the “LOI”) which contemplates the acquisition by the Company and MSCO of certain retail brokerage assets of StockCross (the “Assets”). The value of the Assets is currently estimated to be $20 million, however, the Company has engaged Manorhaven Capital, LLC (“Manorhaven”), a registered broker-dealer to provide to provide a fairness opinion regarding the value of the Assets. Manorhaven is under common control with the Company’s counsel Gusrae Kaplan Nusbaum PLLC who represents all of the parties to the transaction. As consideration for the Assets, the Company intends to issue to StockCross shares of restricted Common Stock. The number of shares that the Company will issue as consideration for the Assets is estimated to be approximately 5 million shares, which was determined using a per share price of $3.94, which was the volume weighted average price of the Common Stock for the 15 trading days prior to the date of the LOI. The final number of shares of Common Stock and the price per share remain subject to change pending execution of the final definitive agreement. The shares of Common Stock will be restricted for a period of 2 years following the date of issuance. Gloria E. Gebbia, along with other members of the Gebbia family, control StockCross. If the acquisition of the Assets is completed, the issuance of the restricted shares of the Company’s Common Stock to StockCross will result in an increase in the number of shares of Common Stock indirectly owned by Gloria E. Gebbia. The amount of such indirect ownership increase cannot be determined as of this time.

Audit Committee Report to Shareholders:

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2016. The Audit Committee has also discussed with EisnerAmper LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2016 (“EisnerAmper”) the matters required to be discussed by Auditing Standards No. 16, adopted by the Public Company Accounting Oversight Board (United States) regarding, “Communications with Audit Committees,” including our critical accounting policies and our interests, if any, in “off balance sheet” entities. Additionally, the Audit Committee received the written disclosures and representations from EisnerAmper required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding “Communication with Audit Committees concerning Independence” and discussed with EisnerAmper’s independence.

Based on the review and discussions referred to within this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2016 be included in Siebert Financial Corp.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee,
Jerry M. Schneider, Chairman
Francis V. Cuttita
Charles Zabatta

Section 16(a) Beneficial Ownership Reporting Compliance:

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These executive officers, directors and shareholders are required by the Securities and Exchange Commission to furnish us with copies of all forms they file pursuant to Section 16(a).

Other than Form 3’s filed by Gloria E. Gebbia, Charles Zabatta, Francis V. Cuttita, Jerry M. Schneider, Andrew H. Reich and Kennedy Cabot Acquisition, LLC, no forms were filed under Section 16(a) or were furnished to us during fiscal 2016. Based solely upon this review, we believe that during fiscal 2016 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Householding:	If you share an address with another shareholder, only one copy of our Annual Report and proxy statement is being delivered unless we have received contrary instructions from you. We will promptly deliver a separate copy of either document to, any shareholder upon written or oral request to our Secretary, Andrew H. Reich, at Siebert Financial Corp., 120 Wall Street, New York, New York 10005, telephone (212) 644-2345. If you share an address with another shareholder and (i) would like to receive multiple copies of the proxy statement or Annual Report to Shareholders in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On April 25, 2017, Baker Tilly Virchow Krause, LLP (“Baker Tilly”) was engaged as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017. Prior to that time, EisnerAmper served as our independent registered public accounting firm. A representative of Baker Tilly is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions from shareholders. The Company does not expect a representative of EisnerAmper to attend the Annual Meeting.

Change in Independent Registered Public Accounting Firm

As reported in the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2017 (the “Form 8-K”), on April 25, 2017, the Company dismissed EisnerAmper as its independent registered public accounting firm. The decision to change independent registered public accounting firms was approved by the Audit Committee of the Company’s Board of Directors. The audit reports of EisnerAmper on the consolidated financial statements of the Company as of and for the years ended December 31, 2016 and 2015, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the two fiscal years ended December 31, 2016, and the subsequent interim period through April 25, 2017, there were no: (1) disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). The Company provided EisnerAmper with a copy of the Form 8-K before it was filed, and requested that EisnerAmper furnish it with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in the Form 8-K. EisnerAmper’s letter addressed to the SEC was attached as Exhibit No. 16.1 to the Form 8-K.

As noted above and also as reported in the Form 8-K, on April 25, 2017, the Audit Committee of the Board of Directors of the Company engaged Baker Tilly as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2017. During the two fiscal years ended December 31, 2016, and the subsequent interim period through April 25, 2017, neither the Company nor anyone acting on its behalf consulted with Baker Tilley regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Independent Registered Public Accounting Firm Fees

Our Audit Committee has determined that the services described below that were rendered by EisnerAmper LLP are compatible with the maintenance of EisnerAmper LLP’s independence from our management.

Audit Fees

The aggregate fees billed by EisnerAmper LLP for professional services rendered for the audit of our annual financial statements and reviews of our quarterly financial statements were $289,000 for the year ended December 31, 2016 and $264,000 for the year ended December 31, 2015.

Audit-Related Fees

EisnerAmper LLP did not perform any audit-related services during the years ended December 31, 2016 and December 31, 2015.

Tax Fees

EisnerAmper LLP billed aggregate fees of $50,000 and $57,000 during each the years ended December 31, 2016 and December 31, 2015 for tax compliance services, respectively.

All Other Fees. EisnerAmper LLP rendered no other products or services during the year ended December 31, 2016. The aggregate fees billed by EisnerAmper LLP during the year ended December 31, 2015 for other products and services totaled $11,000 related to examination of agreements.

Pre-Approval Policy

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairwoman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairwoman informs the Audit Committee of such approval at the next regularly scheduled meeting. All “Audit Fees”, “Tax Fees” and “All Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

As set forth in our Amended and Restated Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions.

Our Code of Ethics for Senior Financial Officers, applicable to our chief executive officer, chief financial officer, controller, treasurer, principal accounting officer and other employees performing similar functions, provides that our Senior Financial Officers should endeavor to avoid any actual or potential conflict of interest between their personal and professional relationships and requires them to promptly report and disclose all material facts relating to any such relationships or financial interests which give rise, directly or indirectly, to an actual or potential conflict of interest to the Audit Committee. The Code of Ethics also provides that no Senior Financial Officer should knowingly become involved in any actual or potential conflict of interest without the relationship or financial interest having been approved by the Audit Committee. Our Code of Ethics does not specify the standards that the Audit Committee would apply to a request for a waiver of this policy.

SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING AND COMMUNICATIONS

If you wish to submit proposals to be presented at the 2018 Annual Meeting of Shareholders, the proposals must be received by us no later than January 24, 2018 to be included in our proxy materials for that meeting.

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors or individual directors as follows. Shareholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary, Andrew H. Reich, at our principal office at 120 Wall Street, New York, New York 10005. Any such communication must contain (i) a representation that the shareholder is a holder of record of our common stock, (ii) the name and address, as they appear on our books of the shareholder sending such communication and (iii) the number of shares of our common stock that are beneficially owned by such shareholder. The Secretary will forward such communications to the Board of Directors or a specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

 OTHER MATTERS

The Board does not know of any other matters to be presented at the meeting. If any additional matters are properly presented to the shareholders for action at the meeting, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.

YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: ANDREW H. REICH, SECRETARY, SIEBERT FINANCIAL CORP., 120 WALL STREET, NEW YORK, NEW YORK 10005 OR CALLING (212) 644-2435.

By Order of the Board of Directors

Andrew H. Reich
Secretary

Dated: May 23, 2017

PLEASE VOTE BY INTERNET OR TELEPHONE OR COMPLETE,
 DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

SIEBERT FINANCIAL CORP. 6201 15TH AVENUE C/O AMERICAN STOCK TRANSFER BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the entire slate of Director Nominees listed below:
			☐	☐	☐

1.	Election of Directors
Nominees

01	Gloria E. Gebbia 02 Charles Zabatta 03 Francis V. Cuttita 04 Andrew H. Reich 05 Jerry M. Schneider

NOTE: The undersigned’s votes will be cast in the discretion of the Board of Directors on any other business which may properly come before the meeting or any adjournments thereof.

For address change/comments, mark here. (see reverse for instructions)				☐
			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000339263_1         R1.0.1.15

ANNUAL MEETING OF SHAREHOLDERS OF
SIEBERT FINANCIAL CORP.
JUNE 23, 2017.

The meeting will be held at 10:00 A.M. Eastern Daylight Time at
Gusrae Kaplan Nusbaum PLLC, 120 Wall Street, New York, NY.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

SIEBERT FINANCIAL CORP.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JUNE 23, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew H. Reich and Charles Zabatta, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Siebert Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Siebert Financial Corp. to be held Friday, June 23, 2017, at 10:00 A.M., eastern daylight time, and at any adjournments thereof. Please call 212-644-2435 to obtain directions to the Annual Meeting to vote in person. Any and all proxies heretofore given are hereby revoked.

UNLESS OTHERWISE SPECIFIED IN THE SPACES PROVIDED, THE UNDERSIGNED’S VOTE WILL BE CAST FOR ALL NOMINEES LISTED IN ITEM (1).

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000339263_2         R1.0.1.15